     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1996
                                                 REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             METAL MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                    94-2835068
  (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

                         101 WEST GRAND AVE., SUITE 305
                             CHICAGO, ILLINOIS 60610
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                             1995 STOCK OPTION PLAN
                            1996 DIRECTOR OPTION PLAN

                            (FULL TITLE OF THE PLAN)


                                GERARD M. JACOBS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             METAL MANAGEMENT, INC.
                         101 WEST GRAND AVE., SUITE 305
                             CHICAGO, ILLINOIS 60610
                                 (312) 645-0700
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:

                            ROBERT T. CLARKSON, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                    PROPOSED               PROPOSED
                                                                    MAXIMUM                 MAXIMUM
                                                AMOUNT              OFFERING               AGGREGATE            AMOUNT OF
         TITLE OF SECURITIES TO                 TO BE                PRICE                 OFFERING            REGISTRATION
             BE REGISTERED                    REGISTERED         PER SHARE (1)               PRICE                 FEE
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under
1995 Stock Option Plan                         1,300,000          $3.9375/sh             $5,118,750
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under
1996 Director Stock Option Plan                  100,000          $3.9375/sh               $393,750
- ---------------------------------------------------------------------------------------------------------------------------
Total shares of Common Stock                   1,400,000          $3.9375/sh             $5,512,500            $1,900.86
===========================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 16, 1996.

                             METAL MANAGEMENT, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE


        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by Metal Management, Inc. (the "Company") with the Securities and Exchange Commission:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

        2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1996.

        3. The Registrant's Transitional Quarterly Report on Form 10-Q for the five month period ended March 31, 1996.

        4. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

        5. The Registrant's Current Report on Form 8-K dated April 11, 1996, as amended by amendment no. 1 thereto on Form 8-K/A filed June 20, 1996, reporting that by virtue of the Merger with EMCO Recycling Corp., there may have been a change in control of the Company, and the acquisition or disposition of assets. In addition, the Form 8-K reported a change in fiscal year.

        6. The Registrant's Current Report on Form 8-K dated July 16, 1996, reporting the sale of assets related to the Registrant's Spectra*Star Division to Mannesmann Tally Corporation and providing pro forma financial statements related thereto.

        7. The Registrant's Current Report on Form 8-K dated August 7, 1996, reporting the signing of a Letter of Intent to acquire the MacLeod Group of Companies, subject to certain conditions.

        8. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, which became effective July 30, 1986, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

               Not Applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Company has adopted provisions in its Certificate of Incorporation that limit the liability of its directors and enable the Company to broaden the indemnification provided to its directors and officers. As permitted by the Delaware General Corporation Law, directors will not be liable for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability of a director to the Company or its stockholders for (i) breaches of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director received an improper personal benefit. Such limitation does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Company's Bylaws provide that the Company shall indemnify its directors and officers to the maximum extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The Indemnification Agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.        EXHIBITS

 Exhibit
 Number                                    Document
 -------              ----------------------------------------------------------
   4.1                1995 Stock Plan and Form of Option Agreement.

   4.2                1996 Director Option Plan and Form of Option Agreement.

   5.1 Opinion of counsel as to legality of securities being registered.

  23.1 (a)            Consent of Independent Auditors (Price Waterhouse LLP).

  23.1 (b)            Consent of Independent Auditors (Price Waterhouse LLP).

  23.2                Consent of Independent Public Accountants (Arthur Andersen
                      LLP).

  24.1                Power of Attorney (Contained on pg. II-5).

ITEM 9.               UNDERTAKINGS

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being regis tered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 31, 1996.

                                              METAL MANAGEMENT, INC.


                                       By:        /s/ Gerard M. Jacobs
                                          -------------------------------------
                                             Gerard M. Jacobs, President and
                                                 Chief Executive officer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerard M. Jacobs and T. Benjamin Jennings or either of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                                Date
- -----------------------------------          -----------------------------------            --------------
/s/ Gerard M. Jacobs                         President, Chief Executive                     July  31, 1996
- -----------------------------------          Officer (Principal Executive
Gerard M. Jacobs                             Officer) and Director

/s/ T. Benjamin Jennings                     Chairman of the Board of Directors,            July 31, 1996
- -----------------------------------          Director, Chief Development
T. Benjamin Jennings                         Officer and Vice President, Finance and
                                             Chief Financial Officer (Principal
                                             Financial and Accounting Officer)


/s/ George O. Moorehead                      Executive Vice President and                   July 31, 1996
- -----------------------------------          Director
George O. Moorehead

/s/ Harold Rubenstein                        Director                                       July 31, 1996
- -----------------------------------
Harold Rubenstein

/s/ Raymond Zack                             Director                                       July 31, 1996
- -----------------------------------
Raymond Zack

/s/ Xavier Hermosillo                        Director                                       July 31, 1996
- -----------------------------------
Xavier Hermosillo

/s/ Donald F. Moorehead                      Director                                       July 31, 1996
- -----------------------------------
Donald F. Moorehead